Exhibit 99.1

News Release

CONTACT:

Magma Design Automation Inc.

Monica Marmie

Marketing Communications Manager

(408) 565-7689

monical@magma-da.com

Magma Completes Acquisition of Mojave

SANTA CLARA, Calif., April 29, 2004 – Magma Design Automation Inc. (Nasdaq: LAVA), a provider of chip design solutions, today announced the consummation of its acquisition of Mojave, Inc., a privately held developer of advanced technology for integrated circuit manufacturability and verification.

“We are very pleased to complete this transaction and begin adding Mojave’s solutions to enhancements in our physical design software. The result will be a comprehensive solution for IC implementation and verification, so chips can be manufactured with higher yields,” said Rajeev Madhavan, Magma’s chairman and chief executive officer. “Design for manufacturability, or DFM, issues will continue to gain importance as designs shrink toward 65-nanometer and smaller geometries. The addition of Mojave’s technology to Magma’s IC implementation technology will result in a new approach to improving chip manufacturability, which will be necessary to enable our customers to reduce design, verification and manufacturing costs as they create smaller, faster and more power-efficient chips.”

The acquisition was effected by means of a merger in which Mojave shareholders received initial consideration of $25 million, half in stock and half in cash. Provided certain technology milestones are achieved, Magma will also make periodic payments of contingent consideration – also half in stock and half in cash – potentially totaling $115 million, based on product orders over a period ending March 31, 2009.

About Magma Design Automation

Magma provides leading software for designing highly complex integrated circuits while maximizing

Magma Completes Acquisition of Mojave	Page 2

Quality of Results with respect to area, timing and power, and at the same time reducing overall design cycles and costs. Magma provides a complete RTL-to-GDSII design flow that includes prototyping, synthesis, place & route, and signal and power integrity chip design capabilities in a single executable, offering “The Fastest Path from RTL to Silicon”™. Magma’s software also includes products for advanced physical synthesis and architecture development tools for programmable logic devices (PLDs); capacitance extraction; and characterization and modeling. The company’s stock trades on Nasdaq under the ticker symbol LAVA. Visit Magma Design Automation on the Web at www.magma-da.com.

Magma is a registered trademark and “The Fastest Path from RTL to Silicon” is a trademark of Magma Design Automation Inc. All other product and company names are trademarks and registered trademarks of their respective companies.

FORWARD-LOOKING STATEMENTS:

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. For example, statements in the quotations from Magma and Mojave executives, and statements about the expected benefits of this transaction, are forward-looking statements. These and other forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from Magma’s current expectations. Factors that could cause or contribute to such differences include, but are not limited to, risks that: the integration of the acquired business and personnel into Magma’s operations may take longer or be less effective than we anticipate; Magma might be unable to achieve planned synergies; development of new products may not proceed as planned or there may be difficulties integrating acquired and licensed technology; the introduction of new products or services by competitors could delay or reduce sales; the high degree of competition in our industry could intensify further and increase pricing pressure; sales of our products and services could be lower than expected as a result of weakness in the semiconductor or electronic systems industries, economic recession or terrorism; and we may encounter unexpected difficulties in managing our expanding operations. These and other risks are described from time to time in Magma’s Securities and Exchange Commission reports (including but not limited to Magma’s annual report on Form 10-K for the fiscal year ended March 31, 2003, Magma’s quarterly report on Form 10-Q for the quarter ended December 31, 2003, and in subsequently filed reports), which are available at www.sec.gov. Magma undertakes no obligation to update these forward-looking or other statements in this release.